Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Royal Dutch Shell plc of our report dated March 15, 2010, relating to the financial statements of Royal Dutch Shell plc, included in the Annual Report on Form 20-F (File No. 001-32575) for the year ended December 31, 2009.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
London, United Kingdom December 16, 2010